IRET 8-K (03-12-2008)

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

March 6, 2008

INVESTORS REAL ESTATE TRUST
(Exact name of registrant as specified in its charter)

North Dakota	0-14851	45-0311232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12 Main Street South Minot, ND 58701
(Address of principal executive offices, including zip code)

(701) 837-4738
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□    Written communications pursuant to Rule 425 under the Securities Act

□    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

□    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

□    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

_________________________________________________________________________________________

ITEM 2.01.    Completion of Acquisition or Disposition of Assets

On March 6, 2008, Investors Real Estate Trust (“IRET”) completed its acquisition of five senior housing facilities with a total of 237 units/beds for an aggregate purchase price of $32.1 million.  IRET acquired the five facilities from affiliates of Edgewood Vista Senior Living, Inc. (“Edgewood Vista”), a developer and operator of senior living communities with which IRET has had a long-term landlord/tenant relationship.

The five senior housing facilities acquired are located in Montana, Nebraska and North Dakota, as follows:

Belgrade, Montana: A single-story senior housing facility consisting of approximately 5,192 square feet with 13 units/beds, constructed in 1999;

Columbus, Nebraska: A single-story senior housing facility consisting of approximately 5,194 square feet with 13 units/beds, constructed in 1998;

Grand Island, Nebraska: A single-story senior housing facility consisting of approximately 5,185 square feet with 13 units/beds constructed in 1998;

Norfolk, Nebraska: A single-story senior housing facility consisting of approximately 5,135 square feet with 13 units/beds, constructed in 2000; and

Fargo, North Dakota: a three-story senior housing facility consisting of approximately 156,001 square feet with 185 units/beds and underground heated parking, seven individual single-story patio homes of approximately 1,600 square feet each, and a separate management office building, all constructed in 2007.

During the period from May 2, 2007 to March 6, 2008, IRET purchased the following properties, each of which is individually insignificant as defined in Regulation S-X, but all of which, in the aggregate, when combined with the senior housing properties described above, constitute a “significant amount of assets” as defined in Regulation S-X:

Barry Pointe Medical Office Building, Kansas City, Missouri: On May 2, 2007, IRET closed on its acquisition of this two-story, approximately 18,502 rentable square foot (“rsf”) medical office building located on approximately 3.31 acres in Kansas City Missouri.  IRET purchased this medical office property for $3.2 million from Barry Pointe Office Park, LLC, a Missouri limited liability company.

Cedar Lake Business Center, St. Louis Park, Minnesota:  IRET closed on this two-story, approximately 50,400 rsf office/warehouse property on approximately 2.80 acres on June 12, 2007.  The property, located in St. Louis Park, Minnesota, was purchased from Cedar Lake – FirstCal Industrial 2 Acquisition, LLC, a Delaware limited liability company, for $4.04 million.

Urbandale 3900 Warehouse, Urbandale, Iowa: On June 20, 2007, IRET closed on its acquisition of this one-story, approximately 519,813 rsf warehouse property located on approximately 42.13 acres in Urbandale, Iowa.  IRET acquired the property from Urbandale – Super DSM, LLC, a Minnesota limited liability company, for $14 million, which purchase price consisted of $9.75 million in cash and the issuance of limited partnership units of IRET’s operating partnership, IRET Properties (“UPREIT Units”), valued at $4.25 million.  The selling entity is affiliated with Steven B. Hoyt, a former trustee of the Company.  Mr. Hoyt resigned from the Company’s Board of Trustees in September 2004.

Woodbury 1865 Office/Warehouse, Woodbury, Minnesota: IRET closed on this one-story, approximately 69,600 rsf office/warehouse property on approximately 4.5 acres in Woodbury, Minnesota on July 17, 2007.  IRET paid $4 million for this property, which it acquired from HPI-Wood Lane, LLC, a Minnesota limited liability company affiliated with Steven B. Hoyt, a former trustee of the Company.  Mr. Hoyt resigned from IRET’s Board of Trustees in September 2004.

Plymouth 5095 Nathan Lane Office Warehouse, Plymouth, Minnesota:  On July 17, 2007, IRET acquired this one-story, approximately 20,528 rsf office/warehouse property located on approximately 2. 2 acres in Plymouth, Minnesota.  IRET paid $2 million for this property, which it acquired from HPI-Nathan, LLC, a Minnesota limited liability company affiliated with Steven B. Hoyt, a former trustee of the Company.  Mr. Hoyt resigned from IRET’s Board of Trustees in September 2004.

610 Business Center IV, Brooklyn Park, Minnesota: IRET closed on this one-story, approximately 78,190 rsf office/warehouse property located on approximately 6.6 acres in Brooklyn Park, Minnesota, on November 18, 2007.  IRET paid $6.5 million for this property, consisting of approximately $4.8 million in cash, and UPREIT Units valued at approximately $1.7 million. IRET acquired the property from Ryan Companies US, Inc., a Minnesota corporation.

Greenfield Apartments, Omaha, Nebraska: On December 12, 2007, IRET acquired this 96-unit multi-family residential property located on approximately 4.37 acres in Omaha, Nebraska for a purchase price of $4.7 million, consisting of approximately $1.5 million in cash, and UPREIT Units valued at approximately $3.2 million.  IRET acquired the property from SAN Properties, LLC, a Minnesota limited liability company.

Intertech Office Building, Fenton, Missouri:  On December 28, 2007, IRET acquired the Intertech Building, a two-story, approximately 64,607 square foot office building located on approximately 3.4 acres in Fenton, Missouri.  The Company paid $7 million in cash for the property, which had an appraised value at the time of purchase of $7.1 million.  The Company acquired the property from affiliates of W. David Scott, a member of the Company’s Board of Trustees.  As required by the Company’s Declaration of Trust, the acquisition was approved by a majority of IRET’s Trustees (with Mr. Scott abstaining), and by a majority of the independent trustees, and the property was purchased at a cost less than the current appraised value of the asset.

Edgewood Vista Senior Housing Facilities:  On February 29, 2008, IRET acquired, from affiliates of Edgewood Vista, 100% of the member interests in limited liability companies owning three senior housing facilities with a total of 92 units/beds, for an aggregate purchase price of $12.6 million.  The three senior housing facilities acquired are located in  Minnesota, Montana and South Dakota, as follows:

East Grand Forks, Minnesota:  a single-story senior housing facility consisting of approximately 18,488 square feet with 36 units/beds, constructed in 1997 and 2001;

Billings, Montana:  a single-story 28 units/beds senior housing facility consisting of approximately 11,800 square feet, constructed in 1997; and

Sioux Falls, South Dakota : a single-story senior housing facility consisting of approximately 11,800 square feet with 28 units/beds, constructed in 1997 and substantially renovated in 2001.

Minnesota Medical Portfolio:  On March 3, 2008, IRET closed on its acquisition of a portfolio of six medical office properties located in the greater Minneapolis, Minnesota metropolitan area.  The medical office properties have a total of approximately 291,000 rsf.  In regard to three of the six buildings, the Company acquired leasehold interests only.  IRET paid $6.9 million in cash for the portfolio, assumed existing financing totaling approximately $17.8 million, placed new financing of $21.9 million, and caused the issuance of approximately 567,000 UPREIT Units valued at $9.45 per unit or approximately $5.4 million in total, for a total aggregate consideration for the portfolio of $52 million, excluding acquisition costs, and excluding costs totaling approximately $1.7 million associated with the early prepayment of the debt encumbering four of the six locations.  The portfolio was purchased from BTO Development Corporation and affiliates, a group of local private investors who developed the properties, and consists of the following properties:

6405 France Medical:  IRET acquired the sellers’ interest in a lease of air rights covering three floors of this five-story medical office building located in Edina, Minnesota.  The air-rights lease has an original term of 50 years, of which 43 years are remaining, and provides for two options to extend, the first for 15 years and the second for a term of ten years.  The three floors total approximately 55,478 rentable square feet (“rsf”).  The remaining two floors are owned by the air rights lessor, Fairview Health Services.  The 6405 France Medical building is connected to the Fairview Southdale Hospital.

6363 France Medical:  a five-story, approximately 70,934 rsf medical office building in Edina, Minnesota, located adjacent to Fairview Southdale Hospital, and connected to the hospital by an underground tunnel.  The property is subject to a ground lease terminating in February 2045.

Riverside Medical:  a five-story, approximately 57,212 rsf medical office building located in Minneapolis, Minnesota.  The Riverside Medical building is located on the campus of Riverside Hospital and is connected to the main hospital buildings by an underground tunnel.  The property is subject to a ground lease terminating in October 2041.  The ground lease provides for three options to extend the term, the first such extension for 15 years, and the other two for 10 years each.

Ridgeview Medical:  a three-story, approximately 53,466 rsf medical office building located on the Fairview Ridges Hospital campus in Burnsville, Minnesota.  The building is connected to the main hospital.

Ridgeview South:  a three-story, approximately 36,199 rsf medical office building located on the Fairview Ridges Hospital campus in Burnsville, Minnesota.  The building is connected to the hospital.

1440 Duckwood Medical:  a one-story, approximately 17,640 rsf off-campus medical office building located in Eagan, Minnesota.

When acquisitions are individually insignificant but are significant in the aggregate, Regulation S-X requires the presentation of audited financial statements for assets comprising a substantial majority of the individually insignificant properties.  The required financial statements for a substantial majority of the assets acquired by IRET from May 2, 2007 through the period ended March 6, 2008, as defined in the Regulation, will be filed by amendment hereto no later than seventy-one days after the date this report is required to be filed.

ITEM 9.01.    Financial Statements and Exhibits

(a)        Financial statements of businesses acquired.  The required financial statements for the properties will be filed by amendment hereto no later than seventy-one days after the date this report is required to be filed.

(b)        Pro forma financial information.  The required pro forma financial information for the properties will be filed by amendment hereto no later than seventy-one days after the date this report is required to be filed.

(c)        Exhibits – Not applicable

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTORS REAL ESTATE TRUST

By: Timothy P. Mihalick
Timothy P. Mihalick
Senior Vice President & Chief Operating Officer

Date:   March 12, 2008